UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported) May 24, 2013

OLD REPUBLIC INTERNATIONAL CORPORATION
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(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

307 North Michigan Avenue, Chicago, Illinois 60601
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(Address of principal executive offices) (Zip Code)

(312) 346-8100
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(Registrant’s telephone number, including area code)

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 140.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Old Republic International Corporation held on May 24, 2013 voted on the following three proposals:

Proposal #1 – Election of Directors

ORI’s shareholders elected the following persons:

Nominee	For	Withheld	Broker Non-Votes
Jimmy A. Dew	189,726,244	22,570,460	26,640,416
John M. Dixon	206,429,777	5,866,927	26,640,416
Dennis P. Van Mieghem	206,555,753	5,740,951	26,640,416

Proposal #2 – To ratify KPMG LLP AS ORI’S independent registered public accounting firm for 2013

ORI’s shareholders voted to approve this proposal as follows:

	For	Against	Abstain	Broker Non-Votes
Shares Voted	237,491,714	245,708	1,199,698	-

Proposal #3 – An Advisory Vote to approve Executive Compensation

ORI’s shareholders voted to approve this proposal as follows:

	For	Against	Abstain	Broker Non-Votes
Shares Voted	209,320,855	1,664,323	1,311,526	26,640,416

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: May 28, 2013	By: /s/ Spencer LeRoy III
Spencer LeRoy III
Senior Vice President, Secretary and General Counsel